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Allied Capital Commercial Corporation
Exhibit 11 Statement of Computation of Earnings Per Common Share
Form 10-Q
September 30, 1996


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                                                For the Three Months Ended                       For the Nine Months Ended
                                                        September 30,                                  September 30,
                                             ---------------------------------                --------------------------------
                                                  1996               1995                           1996             1995
                                             ---------------------------------                --------------------------------
Primary Earnings Per Common Share:

  Net Income                                     $6,392,000        $6,333,000                   $20,929,000       $17,756,000
                                             =================================                ================================

  Weighted average of common
    shares outstanding                           13,994,734        13,557,925                    13,873,519        13,511,697

  Weighted average of common
    shares issuable on exercise
    of outstanding stock options                    123,236            43,732                        83,287            27,780
                                             ---------------------------------                --------------------------------
  Weighted average of common
    shares outstanding, as adjusted              14,117,970        13,601,657                    13,956,806        13,539,477
                                             =================================                ================================

  Net Income per share                                $0.45             $0.47                         $1.50             $1.31
                                             =================================                ================================


Fully Diluted Earnings Per Common Share:

  Net Income                                     $6,392,000        $6,333,000                   $20,929,000       $17,756,000
                                             =================================                ================================

  Weighted average common
    shares and common share
    equivalents as computed for
    primary earnings per share                   14,117,970        13,601,657                    13,956,806        13,539,477

  Weighted average of additional
    shares issuable on exercise
    of outstanding stock options                      9,703            15,542                        52,858            25,224
                                             ---------------------------------                --------------------------------
  Weighted average of common
    shares outstanding, as adjusted              14,127,673        13,617,199                    14,009,664        13,564,701
                                             =================================                ================================

  Net Income per share assuming full dilut            $0.45             $0.47                         $1.49             $1.31
                                             =================================                ================================
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